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                                                                      Exhibit 16
                                                                      ----------




January 14, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We have read Item 4 of Form 8-K dated January 14, 2000 of Mace Security International, Inc. and are in agreement with the statements contained in the first three paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                           /s/ Ernst & Young LLP